UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2011

Prosper Marketplace, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-147019	73-1733867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Sutter Street, 22nd Floor San Francisco, CA	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 593-5400

Not applicable.
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The consolidated financial statements of Prosper Marketplace, Inc. (the “Company”) for the fiscal year ended December 31, 2010 were prepared assuming that the Company would continue as a going concern. As detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 as filed with the Securities and Exchange Commission on March 30, 2011, the Company incurred operating losses and negative cash flows from operations since inception and management believed that the Company’s cash resources would not be sufficient to sustain its operations through 2011 without additional financing as of December 31, 2010.  As a result, the Report of Independent Registered Public Accounting Firm included in the Company’s Form 10-K for the fiscal year ended December 31, 2010 included an explanatory paragraph with respect to the Company’s ability to continue as a going concern.

On June 3, 2011, the Company entered into a Stock Purchase Agreement with certain new investors and certain of its existing investors (collectively, the “Share Purchasers”), pursuant to which, Prosper issued and sold to such Share Purchasers (either directly or through certain of their respective affiliates) 23,222,747 shares of the Company’s Series E Preferred Stock for an aggregate purchase price of $17.2 million.

As a result of the transactions described above, the Company’s independent registered public accounting firm has updated its report relating to the Company’s financial statements as of and for the fiscal year ended December 31, 2010 to remove the explanatory paragraph with respect to the Company’s ability to continue as a going concern and to insert an emphasis paragraph that the substantial doubt about whether the Company will continue as a going concern no longer exists. This current report is being filed for the purpose of amending Notes 1 and 18 to the Company’s financial statements as of and for the fiscal year ended December 31, 2010 and to file an updated Report of Independent Registered Public Accounting Firm related to such financial statements. The remainder of the 2010 Financial Statements remain unchanged from when they were first issued in March of 2011, consistent with applicable accounting rules.  A copy of the updated Report of Independent Registered Public Accounting Firm and audited financial statements as of and for the fiscal year ended December 31, 2010 is attached hereto as Exhibit 99.1 herein and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Consolidated financial statements of Prosper Marketplace, Inc. as of December 31, 2010 and for each of the two fiscal years for the period ended December 31, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prosper Marketplace, Inc.
Date: August 3, 2011	By:	/s/ Kirk T. Inglis
Kirk T. Inglis
Chief Financial Officer and Chief Operating Officer